EXHIBIT 16

August 13, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of United Community Bankshares, Inc. dated August 1, 1996.

Yours truly,

DELOITTE & TOUCHE LLP
Richmond, Virginia